Calculation of Filing Fee Tables
S-3
FEDEX CORP
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	3.500% Notes due 2032	457(r)			$ 585,667,476.00	0.0001531	$ 89,665.69
Fees to be Paid	2	Other	Guarantees of 3.500% Notes due 2032	Other				0.0001531	$ 0.00
Fees to be Paid	3	Debt	4.125% Notes due 2037	457(r)			$ 410,624,785.20	0.0001531	$ 62,866.65
Fees to be Paid	4	Other	Guarantees of 4.125% Notes due 2037	Other				0.0001531	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 996,292,261.20		$ 152,532.34
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 152,532.34
Offering Note
[1]	(1) The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. (2) The amount registered, maximum aggregate offering price and registration fee have been calculated by converting the amount registered from Euros to U.S. Dollars based upon the Euro to U.S. Dollar exchange rate as of 9 a.m. (London time) on July 23, 2025 on the Bloomberg page "BFIX" of EUR1.00/$1.1742.

[2]	(1) The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. (2) The amount registered, maximum aggregate offering price and registration fee have been calculated by converting the amount registered from Euros to U.S. Dollars based upon the Euro to U.S. Dollar exchange rate as of 9 a.m. (London time) on July 23, 2025 on the Bloomberg page "BFIX" of EUR1.00/$1.1742. (3) Federal Express Corporation, Federal Express Europe, Inc., Federal Express Holdings S.A., LLC, Federal Express International, Inc., FedEx Freight, Inc., and FedEx Office and Print Services, Inc., will fully and unconditionally guarantee the notes issued by FedEx Corporation. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate filing fee is required for the guarantees.

[3]	(1) The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. (2) The amount registered, maximum aggregate offering price and registration fee have been calculated by converting the amount registered from Euros to U.S. Dollars based upon the Euro to U.S. Dollar exchange rate as of 9 a.m. (London time) on July 23, 2025 on the Bloomberg page "BFIX" of EUR1.00/$1.1742.

[4]	(1) The prospectus supplement to which this Exhibit is attached is a final prospectus for the related offering. (2) The amount registered, maximum aggregate offering price and registration fee have been calculated by converting the amount registered from Euros to U.S. Dollars based upon the Euro to U.S. Dollar exchange rate as of 9 a.m. (London time) on July 23, 2025 on the Bloomberg page "BFIX" of EUR1.00/$1.1742. (3) Federal Express Corporation, Federal Express Europe, Inc., Federal Express Holdings S.A., LLC, Federal Express International, Inc., FedEx Freight, Inc., and FedEx Office and Print Services, Inc., will fully and unconditionally guarantee the notes issued by FedEx Corporation. No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no separate filing fee is required for the guarantees.

Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $998,070,000.00. The prospectus is a final prospectus for the related offering.